Exhibit 10.13

SUPPLY AGREEMENT

This Supply Agreement (“Agreement”), is effective as of June 1, 2020 (“Effective Date”) by and between Humacyte, Inc. having a place of business 2525 E. NC Highway 54, Durham, NC 27713 (“Humacyte”), and Confluent Medical Technologies, Inc. having its principal place of business at 6263 N Scottsdale Road, Suite 224, Scottsdale, AZ 85250 (“Supplier”). Humacyte and Supplier are each referred to herein individually as a “Party” and collectively as the “Parties.”

BACKGROUND

A. Humacyte and its designated subcontractors (including Meissner (as defined herein)) have a need for and desire to purchase Products (as defined herein) for use in producing Humacyte’s finished Humacyte Acellular Vascular Graft (“HAVG”); and

B. Supplier desires to sell such Products to Ordering Entities (as defined herein) on the terms and conditions set forth herein below.

NOW THEREFORE, for and in consideration of the covenants, conditions, and undertakings hereinafter set forth, it is agreed by and between the Parties as follows:

ARTICLE 1.

DEFINITIONS

1.1. “12mm Product” shall mean that certain 12mm entangled tube with cuff.

1.2. “Agreement” shall have the meaning set forth in the recitals.

1.3. “Area” shall mean [***].

1.4. “Confidential Information” shall mean non-public information of the Disclosing Party and specifically includes, but is not necessarily limited to, the following: (a) know-how, tools, methods, methodologies, techniques, designs, specifications, customer lists, customer information, marketing plans, personnel information, financial information, business strategies, price lists, pricing policies, contracts and contractual relations with customers, suppliers, and licensors or licensees, business acquisition plans, business opportunities, new personnel acquisition plans, and information, books, records, patent applications, and know-how relating to the tissue engineering business of the Parties; (b) information received by the Disclosing Party from third parties under confidential conditions, which information is identified by the Disclosing Party to the Receiving Party as being subject to such conditions; (c) the Disclosing Party’s Trade Secrets; and (d) any confidential information disclosed by the Disclosing Party to the Receiving Party under the NDA. Confidential Information does not include any information that: (w) is or subsequently becomes publicly available without the Receiving Party’s breach, directly or indirectly, of any obligation owed the Disclosing Party; (x) became known to the Receiving Party prior to the Disclosing Party’s disclosure of such information to the Receiving Party; (y) became or becomes known to the Receiving Party from a source other than the Disclosing Party other than by the breach of an obligation of confidentiality owed to the Disclosing Party; or (z) is independently developed, without any use of the Disclosing Party’s Confidential Information, by the Receiving Party as evidenced by its written records.

1.5. “Confirmed Rejection Date” shall have the meaning set forth in Section 3.6.

1.6. “Destruction Notice” shall have the meaning set forth in Section 4.10.

1.7. “Disclosing Party” shall mean the Party whose Confidential Information becomes known to the other Party.

1.8. “Effective Date” shall have the meaning set forth in the recitals.

1.9. “European Union” shall mean those countries that are members of the European Union as of the Effective Date together with, from the date they become members of the European Union, any countries that become new members of the European Union during the term of this Agreement. For clarity, the defined term “European Union” will continue to include any countries that may leave the European Union after the Effective Date despite their ceasing to be members of the European Union.

1.10. “Excess Product” shall have the meaning set forth in Section 2.2.2.

1.11. “Excluded Lists” shall mean the Department of Health and Human Services’ List of Excluded Individuals/Entities and the General Services Administration’s Lists of Parties Excluded from Federal Procurement and Non-Procurement Programs, and any analogous lists pursuant to applicable law outside the United States.

1.12. “Facility” shall mean Supplier’s facility at 60 Commerce Drive, Warwick, RI 02886.

1.13. “FFDCA” shall mean the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. 301, et. seq., as it may be amended from time to time, and the rules, regulations, guidance documents, guidelines, and requirements promulgated or issued thereunder.

1.14. “Finished Humacyte Product” shall mean any product or service that utilizes or incorporates a Product, including HAVGs.

1.15. “Force Majeure” shall have the meaning set forth in Section 9.3.

1.16. “Forecast” shall have the meaning set forth in Section 2.2.1.

1.17. “HAVG” shall have the meaning set forth in the Background.

1.18. “Humacyte” shall have the meaning set forth in the recitals.

1.19. “Humacyte Indemnitees” shall have the meaning set forth in Section 8.2.

1.20. “Humacyte Orders” shall have the meaning set forth in Section 2.1.

1.21. “Indemnification Claim Notice” shall have the meaning set forth in Section 8.3.1.

1.22. “Indemnified Party” shall have the meaning set forth in Section 8.3.1.

1.23. “Indemnifying Party” shall have the meaning set forth in Section 8.3.1.

1.24. “Laboratory” shall have the meaning set forth in Section 3.5.

1.25. “Losses” shall have the meaning set forth in Section 8.1.

1.26. “Manufacturing Standards” shall mean all laws, ordinances, rules and regulations applicable to the manufacturing of Products, including the FDA’s current good manufacturing practices as set forth in section 501 of the FFDCA, 21 CFR Parts 210, 211, and 600-680, all applicable guidance documents or other regulations issued by the FDA, Directive 2003/94/EC and the Rules Governing Medicinal Products in the European Union, Volume IV Good Manufacturing Practice for Medicinal Products, and any comparable laws of a Regulatory Authority in the United States, the European Union or any other jurisdiction of which Humacyte provides Supplier with three months’ prior written notice and Supplier reasonably agrees to be subject thereto and in which Humacyte obtains regulatory approval for any Finished Humacyte Product, in each case, together with any rules and regulations promulgated thereunder governing the manufacturing or testing of Products.

1.27. “Meissner” shall mean Meissner Filtration Products, Inc., a subcontractor of Humacyte. Subject to Section 9.14, Humacyte has authorized Supplier to accept Forecasts, orders, and payments for 12mm Product, and returns of nonconforming 12mm Product, from Meissner, and to provide 12mm Product to Meissner, provided, however, that such authorization may be revoked at any time upon [***] written notice to Supplier. In the event of any such revocation, Supplier will be entitled to fulfill open orders by Meissner unless the Parties agree otherwise in writing.

1.28. “Meissner Orders” shall have the meaning set forth in Section 2.1.

1.29. “NDA” means that certain Tri-Party Non-Disclosure Agreement dated October 6, 2017 among Humacyte, Meissner, and Supplier.

1.30. “Ordering Entity” means Humacyte in respect of Humacyte Orders and Meissner in respect of Meissner Orders.

1.31. “Party” and “Parties” shall have the meaning set forth in the recitals.

1.32. “Permitted Variance” shall have the meaning set forth in Section 2.2.1.

1.33. “Price” shall mean in respect of each Product, the price for such Product set forth in Exhibit A.

1.34. “Prior Supply Agreement” shall have the meaning set forth in Section 9.11.

1.35. “Product Warranties” shall have the meaning set forth in Section 7.2.

1.36. “Products” shall mean the 12mm Product along with such other products as may be mutually agreed by the Parties to be Products hereunder pursuant to an amendment to this Agreement.

1.37. “Purchase Order” shall mean, with respect to a particular Product, a written purchase order for the Product to be delivered that specifies the quantity of such Product, quantities, confirmation of Price, delivery dates, shipping instructions and shipping addresses.

1.38. “Quality Agreement” shall have the meaning set forth in Section 3.1.

1.39. “Receiving Party” shall mean the Party receiving Confidential Information belonging to the other Party.

1.40. “Regulatory Authority” shall mean any federal, national, multinational, state, provincial or local regulatory agency, department, bureau or other governmental entity with authority over any aspect of the manufacturing, testing, processing, marketing, sale, or other exploitation of pharmaceutical, biological or medical device products in any jurisdiction, including the United States Food and Drug Administration (“FDA”) and other regulatory bodies or notified bodies with similar responsibility or authority in applicable jurisdictions outside the United States.

1.41. “Rejection Date” shall have the meaning set forth in Section 3.3.

1.42. “Representatives” shall have the meaning set forth in Section 6.1.4.

1.43. “Specifications” shall mean the specifications set forth in Exhibit B, as may be modified in accordance with Section 2.7.

1.44. “Supplier” shall have the meaning set forth in the recitals.

1.45. “Supplier Indemnitees” shall have the meaning set forth in Section 8.1.

1.46. “Third Party Claim” shall have the meaning set forth in Section 8.1.

1.47. “Trade Secrets” shall mean information that (a) derives economic value, actual or potential, from not being generally known to, or readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use, and that is the subject of efforts that are reasonable under the circumstances to maintain its secrecy and which is affirmatively labeled or otherwise identified as a trade secret by the Disclosing Party. If any Confidential Information is identified as a Trade Secret verbally or otherwise than in writing, the Trade Secret status of such information will be confirmed by the Disclosing Party in writing within [***] of such disclosure and identification, such that the Receiving Party shall have written notice and record of the Trade Secret status of any particular information.

ARTICLE 2.

SUPPLY

2.1. Product Supply. Subject to the terms and conditions of this Agreement, Supplier shall supply to Humacyte or its designees such quantities of Products, meeting the Specifications, specified in Purchase Orders submitted by Humacyte (“Humacyte Orders”) or Meissner, as applicable, pursuant to the ordering procedures and pricing hereof from time to time during the term of this Agreement. Humacyte hereby designates Meissner as an authorized Ordering Entity for purposes of the 12mm Product and expressly authorizes Supplier to accept Purchase Orders submitted by Meissner with respect to 12mm Product that Meissner will use for supplying products to Humacyte (“Meissner Orders”). Subject to Section 9.14, references in this Agreement to “Humacyte” shall, as appropriate, be deemed to refer to any Ordering Entity in respect of the rights and obligations of such Ordering Entity and Supplier in respect of purchase of Product. For clarity, Humacyte may order any Products (including the 12mm Product) directly from Supplier.

2.2. Order Procedures. The Parties anticipate that the following forecasting and ordering procedures may be updated by written agreement of the Parties no later than [***].

2.2.1. Rolling Forecasts. No later than [***] of each calendar year during the term of this Agreement, Humacyte and Meissner will provide Supplier with a written forecast for each Product setting forth the amount of such Product that Humacyte and Meissner require from Supplier during [***], which shall include Humacyte’s forecast of Humacyte Orders and Meissner’s forecast of Meissner Orders (a “Forecast”). Thereafter, the Forecast shall be updated on a [***] basis by [***]. Without Supplier’s prior written consent, Product quantities set forth in [***] the first [***] of a new Forecast may not vary more than [***] percent ([***]%) in either direction from the respective forecasted Product quantities specified for such [***] when such [***] was [***] in a preceding Forecast (such allowed variance, “Permitted Variance”). If Humacyte fails to provide any updated Forecast in accordance with this Section, then Humacyte will be deemed to have submitted a Forecast identical in all respects to the most recent Forecast provided by Humacyte, except that the first [***] of such previous forecast shall be deleted and the quantities in the last [***] of the deemed Forecast shall be identical to the last [***] of the previous Forecast. Subject only to the restrictions on variance imposed by this Section, the Product quantities specified for the [***] through the [***] of each Forecast shall be non-binding estimates of future Product orders. For clarity, Humacyte may submit forecasts for Humacyte Orders and Meissner may submit forecasts for Meissner Orders, and all such Purchase Orders will count with respect to Humacyte’s forecasting and Minimum [***] Volume obligations. Exceptions in the forecasting process will be discussed in good faith between Supplier and Humacyte or, in the case of any Forecast submitted by Meissner, between Supplier and Meissner.

2.2.2. Orders. Orders of Products shall be made pursuant to Purchase Orders. Ordering Entities will submit Purchase Orders no less than [***] prior to the requested date of shipment. Humacyte hereby commits to a minimum order volume of [***] 12mm Products [***] during calendar year [***] (the “Minimum [***] Volume”), which may be satisfied by any combination of Meissner Orders and Humacyte Orders. Humacyte and Supplier will meet no later than [***] of [***] in order to update the Minimum [***] Volume for subsequent [***]; and the Parties’ agreement will be memorialized in writing no later than [***] for the [***]. In the event that Humacyte Orders and Meissner Orders for 12mm Products total a quantity in any [***] that is less than the Minimum [***] Volume (or there are no Meissner Orders and no Humacyte Orders in such month), (i) Supplier will ship to the applicable Ordering Entities the quantity of 12mm Products actually ordered, (ii) Humacyte will be deemed to have issued a Humacyte Order for 12mm Product quantities equal to the difference between the Minimum [***] Volume and the aggregate Product quantities actually ordered (“Shortfall Product”), and (iii) Supplier shall, if requested by Humacyte, ship the Shortfall Product to an address specified by Humacyte. Supplier shall use commercially reasonable efforts to accept and fulfill Purchase Orders with respect to quantities of Product in excess of the [***] of the applicable Forecast (“Excess Product”), subject to the terms and conditions of this Agreement. Purchase Orders will be deemed accepted by Supplier to the extent the aggregate quantity of Product ordered with respect to each of the [***] of the then-current Forecast equals or is less than the applicable quantities for such [***] of such Forecast, or to the extent Supplier fails to reject the portion of any Purchase Order for Excess Product within [***] of Supplier’s receipt thereof. Supplier shall be deemed to have delivered the Product in accordance with the requested Product quantities in any Purchase Order so long as it fills such Purchase Order within plus or minus [***] percent (+/- [***]%) of the quantity of the Product requested in the applicable Purchase Order but shall invoice only for quantities actually delivered. Notwithstanding the foregoing, an Ordering Entity may accept a partial shipment (that is, with less than [***] percent ([***]%) of requested quantities) and as and to the extent mutually agreed Supplier will make a supplemental delivery of the shortfall under such Purchase Order. For clarity, if Supplier ships less than [***] percent ([***]%) of the quantity of the Product requested in the applicable Purchase Order, all of the requested quantity under such Purchase Order shall count for purposes of determining whether Humacyte satisfied its Minimum [***] Volume for the applicable [***]. Shipments will be deemed to be on time if delivered within [***] and [***] of the delivery date requested in the applicable Purchase Order. ANY ADDITIONAL TERMS OR CONDITIONS OF ANY PURCHASE ORDER, ACKNOWLEDGMENT, OR SIMILAR STANDARDIZED FORM GIVEN OR RECEIVED SHALL HAVE NO EFFECT AND SUCH TERMS AND CONDITIONS ARE HEREBY REJECTED. If an Ordering Entity requests changes to any Orders after receipt thereof by Supplier, then Supplier shall use commercially reasonably efforts to comply with such changes but shall not be liable for its inability to do so.

2.2.3. Continuity of Supply. Supplier and Humacyte will negotiate in good faith to agree on a process, timeline and costs to establish use of direct or indirect redundant facilities with respect to the manufacture of Products, and the Parties will discuss in good faith coordinating Supplier’s redundant facilities with facilities of other third parties engaged by Supplier or Humacyte. Supplier has installed capacity and clean room space at the current manufacturing facility to produce up to [***] Products per year (including the Humacyte- owned Equipment defined below). Additionally, in order to ensure continuity of supply of Products, Supplier has identified a backup source for certain raw materials which may be used pending Humacyte’s approval.

2.2.4. Without limiting Section 2.2.3, Humacyte and Supplier will review potential projects to improve continuity of supply. Such projects may include [***]. Allocation of project costs and timelines for implementation will be agreed by the Parties in writing. In the event Humacyte and Supplier wish to validate another Supplier facility for the production of Products or implement any other changes, in each case pursuant to this Section 2.2.4, an amendment to this Agreement will govern the terms of any necessary [***] or change to the Price of the relevant Products.

2.2.5. Failure or Inability to Supply Products. In the event that Supplier, at any time during the term of this Agreement, has reason to believe that it will be unable to supply Ordering Entities with the full quantity of any Product forecasted to be ordered or actually ordered by the Ordering Entities in accordance with the Forecasts and delivery schedule provided in any Purchase Order and in conformity with the Product Warranties (whether by reason of Force Majeure or otherwise), Supplier shall immediately notify Humacyte and any applicable Ordering Entity (other than Humacyte) thereof. Promptly thereafter, the Parties shall meet to discuss how Ordering Entities may obtain such full quantity of conforming Product, which may include the implementation of Supplier’s disaster recovery procedures. In the event that Supplier breaches its obligation to ship Product pursuant to the terms hereof for a period of [***] for reasons other than Force Majeure as described herein, then Humacyte may require upon written notice to Supplier: (x) prompt return of any or all Equipment (defined below), provided however that if the return of any Equipment prevents Supplier’s provision of any Products Supplier will incur no liability for any additional failure caused thereby, (y) prompt return of any Confidential Information of Humacyte, and (z) the Parties will work in good faith to (i) establish alternate source of supply at an alternate Supplier location or (ii) solely in the event that Supplier is unwilling or unable to supply Product from an alternate Supplier location, a Humacyte location. Details of such transfer will be determined at the time of the event, including if the transfer is to a Humacyte location a process for determining and clearly identifying information that is proprietary to Confluent. In the event the Parties agree that a transfer to Humacyte is needed, Supplier may provide the necessary process technology, subject in all respects to appropriate restrictions on Confidential Information and intellectual property rights, and the Minimum [***] Volume will become [***] and Humacyte will not be required to honor any previous or existing forecasts. This transfer would then be terminated when Supplier is able to resume supply within standard lead times and provides Humacyte written notice that it is again able to meet its supply obligations, at which time the Minimum [***] Volume will return to [***] and Humacyte again will provide new [***] rolling Forecasts under Section 2.2.1. Any transferred process technology will remain the sole Confidential Information of Supplier and Humacyte expressly agrees that it will not permit any third party to access or review any Supplier Confidential Information without Supplier’s express written consent.

2.2.6. Qualification. Humacyte may, at any time, qualify itself or a third party to manufacture and supply one or more Products. The Parties will work together in good faith to determine what assistance Supplier may provide to Humacyte in such an event, but, in no event will Supplier be required to transfer any of Supplier’s intellectual property to Humacyte or a third party.

2.2.7. Equipment. Humacyte has provided to Supplier the equipment listed on Exhibit A (the “Equipment”). Supplier shall not move the Equipment from the Facility during the term without Humacyte’s prior written consent and agrees to maintain procedures and records which will enable Supplier to maintain and readily locate all Equipment. Supplier shall not make any alterations or modifications to the Equipment without Humacyte’s prior written permission. Humacyte retains all right, title, and ownership to the Equipment, and Supplier may not sell, transfer, assign, pledge, or in any way encumber or convey the Equipment or any portion or component of such Equipment. Supplier will affix to the Equipment (and not remove) a label or marking supplied by Humacyte evidencing Humacyte’s ownership of the Equipment. Supplier shall not represent to any person that the Equipment, or any part thereof, belongs to Supplier. ALL EQUIPMENT IS PROVIDED “AS IS,” WITHOUT WARRANTY OF ANY KIND, WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY. Except in the event of Supplier’s gross negligence or intentional misconduct, Humacyte will reimburse Supplier for costs attributed to the maintenance of all Equipment in good operating order and condition including the regular routine maintenance and non-capital repairs, and Supplier will not alter or remove any safety devices or features on any Equipment. Supplier agrees to provide the labor for routine maintenance and non-capital repairs on the Equipment in accordance with, if applicable, the recommended preventive maintenance schedule provided by the manufacturer of such Equipment or by Humacyte and otherwise in the same manner and with the same frequency that it performs routine maintenance on similar Supplier equipment; provided, however, that Supplier shall comply with, and shall be held harmless by Humacyte for complying with any Humacyte request to defer routine maintenance on specified Equipment due to production requirements or other operational exigencies; and provided further that, upon Supplier’s request, Humacyte Representatives shall render reasonable advice and assistance to Supplier for such maintenance and repair within [***] days if Equipment is deemed to be immediately necessary to production runs. The labor cost of such routine maintenance and non-capital repairs on the Equipment is included in Price of Products under this Agreement. Supplier will use the Equipment exclusively for production of Products for Humacyte in a workmanlike manner and in accordance with any instructions provided by Humacyte, and will notify Humacyte of any required non-routine maintenance or capital repairs to the Equipment. Supplier will not be responsible for any delays in production or shipment of Products caused by Supplier’s inability to use Humacyte’s Equipment due to Humacyte’s failure to maintain or repair the Equipment where Humacyte is responsible for such maintenance or repair. In the event of damage to any Equipment, Humacyte and Supplier will discuss in good faith whether the Equipment must be repaired or replaced, and whether Humacyte or Supplier will repair or replace such Equipment, and the ongoing ownership of such Equipment. Without limiting Supplier obligations under the immediately preceding sentence, Humacyte will bear all other risk of loss with respect to the Equipment following its receipt at the Facility except to the extent any loss arises out of Supplier’s gross negligence or willful misconduct. Humacyte may, at any time, direct Supplier to return any Equipment owned by Humacyte to itself or a third party, upon not less than [***] notice at Humacyte’s cost (except where prompt return of Equipment is required by Humacyte under Section 2.2.5). Supplier will notify Humacyte of any impact of such Equipment return to the supply of forecasted or ordered Products and Humacyte will compensate Supplier as necessary for any Products in Supplier’s inventory or in process at the time of transfer. Supplier and Humacyte will work together in good faith to address the need for additional equipment to replace the Equipment and Supplier’s potential development thereof. Any changes to the Equipment during the term of this Agreement will be promptly documented in a writing signed by an authorized representative of each Party.

2.2.8. Price and Price Changes. In respect of each unit of Product supplied by Supplier hereunder, the Ordering Entity shall pay Supplier the specified Price for the relevant Product. The Parties acknowledge that the Price set forth on Exhibit A for each Product is set forth in pricing tiers that vary based on [***] volume of the specified Product. The pricing tier to be used for the purpose of each invoice submitted in respect of a Product shall be based on the total volume reflected for delivery of such Product in such [***]. For clarity, the total volume used for pricing includes aggregate Product quantities requested for delivery in [***] under both Meissner Orders and Humacyte Orders. The Parties acknowledge that Exhibit A does not, as of the Effective Date, include a pricing tier for all possible volumes of each Product. In the event that Humacyte expects that volumes of a Product will exceed the levels addressed by the pricing tiers listed in the then-current version of Exhibit A for such Product, then Humacyte may request that the Parties negotiate in good faith to amend Exhibit A specifically for the purpose of addressing the pricing tier(s) that are to apply to such excess volumes, with the price(s) for such pricing tier(s) to be negotiated using similar considerations to those used to negotiate the prices for the pricing tiers already then set forth on Exhibit A for such Product. In the event of an increase or decrease in Supplier’s cost of raw materials for any Product greater than [***] percent ([***]%) of such cost as of the Effective Date or as of the effective date of the last Price increase or decrease implemented under this Section 2.2.8, Supplier shall provide prompt written notice to Humacyte and the Parties shall negotiate in good faith adjustments to the Price for such Product. In the event of any such increase or decrease, Supplier will trigger such negotiation by notifying Humacyte of such increase or decrease and providing Humacyte reasonable documentation thereof. Supplier may not request an increase in Price more than once in any twelve (12) month period, provided that such limitation will not apply to an increase requested within [***] of any negotiated decrease in Price under this Section 2.2.8.

2.2.9. Tier Pricing for Products. In the event Ordering Entities’ aggregate purchases of any Products during [***] exceed the projected volume of such Products used to calculate the appropriate tier for pricing, only the Products purchased in excess of the applicable tier volume will be priced at the lower Price for such increased volume. No true-up will take place once Purchase Orders have been placed or for volumes that do not meet the projected volume. For clarity, pursuant to Section 2.2.2, if Supplier ships less than [***] percent ([***]%) of the quantity of the Product requested in the applicable Purchase Order, the Product units that were not delivered shall be considered to have been in the higher volume tier (that is, the lower Price tier) such that with respect to Product units actually delivered the Ordering Entity shall receive the most favorable Price that would have applied had Supplier shipped [***] percent ([***]%) of the quantity of the Product requested in the applicable Purchase Order.

2.3. Packaging. Supplier shall ship Product packaged as reasonably specified by Humacyte and in accordance with the applicable Specifications. In addition, Supplier shall ship Products in a manner that reasonably ensures Product integrity during transit.

2.4. Shipping, Delivery and Payment. Supplier shall ship Product in accordance with any agreed-upon shipment specifications or as otherwise reasonably directed by the Ordering Entity in writing. Supplier shall deliver Product ordered hereunder [***] the Facility. The carrier shall be selected by agreement between Supplier and the Ordering Entity, provided that in the event no such agreement is reached, Humacyte shall select the carrier. Each shipment of Product hereunder shall be insured by and for the benefit of the Ordering Entity, with the costs of shipping and insurance included in Supplier’s invoice.

2.5. Invoicing; Payment. Upon shipment of Product, Supplier shall submit an invoice to the Ordering Entity at the address specified in the Purchase Order. Each invoice shall state the aggregate and unit Price for Products in a given shipment, plus any insurance, taxes, and other costs incident to the purchase or shipment initially paid by Supplier but for which the Ordering Entity expressly agrees to be responsible. All payments shall be made in U.S. dollars by direct bank transfer to an account designated on Supplier’s invoice or by check payable to Supplier. Payment terms are net [***] from the date of invoice, provided that if the Ordering Entity rejects any Product in pursuant to Section 3.3, then payment shall be due within [***] after receipt by the Ordering Entity of a notice from the Laboratory that such Product conforms to the Product Warranties or receipt by the Ordering Entity of conforming replacement Product, as the case may be, provided further that if the Ordering Entity, disputes any portion of an invoice, it shall pay the undisputed portion and shall provide Supplier with written notice of the disputed portion and its reasons therefor, and the Ordering Entity shall not be obligated to pay such disputed portion unless and until such dispute is resolved in favor of Supplier. The Parties shall use good faith efforts to resolve any such disputes promptly. In the event of any inconsistency between an invoice and this Agreement, the terms of this Agreement shall control.

2.6. Materials. Supplier shall procure, at its cost, all raw materials for the manufacture and supply of Product under this Agreement. Supplier shall procure such raw materials from Humacyte’s approved suppliers as specified by the Specifications or otherwise specified by Humacyte in writing from time to time.

2.7. Changes. Humacyte, and only Humacyte, shall have the right to request changes in or modifications to the Specifications for the Products. All such changes or modifications shall be in writing and shall be signed by an authorized representative of Humacyte and, if acceptable to Supplier, by Supplier. If such changes or modifications result in a material change in Supplier’s manufacturing costs or lead times, the Parties shall agree upon an appropriate adjustment to the Price or delivery schedules, as the case may be, for the applicable Products. Supplier shall promptly implement any such change that is necessary to comply with the Manufacturing Standards or any other applicable law and pass along related costs and expenses to Humacyte, which will promptly reimburse Supplier for such costs and expenses as mutually agreed to in writing. Supplier shall provide written notice to Humacyte of any proposed changes to any manufacturing, inspection or testing process or raw material supplier for the Products that may affect the form, fit or function of the Products, and Supplier shall not implement any such proposed changes unless and until it receives Humacyte’s written approval. Notwithstanding the foregoing, for changes to the manufacturing process required of Supplier by a Regulatory Authority (that is, not exclusively in connection with the manufacture of Products), Humacyte shall promptly reimburse Supplier for all reasonable internal and external costs incurred by Supplier in connection with the implementation of any such change according to capacity utilization, with Humacyte bearing a reasonable portion allocated to the manufacture of Products and, as applicable, Supplier bearing the remaining portion allocated to the manufacture of other products by or on behalf of other persons.

ARTICLE 3.

QUALITY

3.1. Quality Agreement. Humacyte and Supplier shall proceed in good faith to conclude and enter into, within [***] of the date hereof, a quality agreement with respect to Products to be supplied hereunder (the “Quality Agreement”). Each of Supplier and Humacyte shall duly and punctually perform all of its obligations under and pursuant to the Quality Agreement.

3.2. Quality Assurance. All Product supplied by Supplier to the Ordering Entity shall conform to the Product Warranties at the time of shipment by Supplier. Prior to each shipment of Product, Supplier agrees to perform quality control procedures reasonably necessary to ensure that the Product to be shipped conforms to the Product Warranties. Each shipment of a Product shall be accompanied by a certificate of analysis (identifying the Product and component lot numbers and describing results of tests performed certifying that the quantities of each Product supplied have been manufactured, controlled and released according to the Specifications and all Manufacturing Standards at the Facility) and such additional certificates or other documents as may be reasonably required under the Quality Agreement or by Humacyte from time to time. If after shipment of any Product to the Ordering Entity, Supplier discovers that any lot of such Product or any portion thereof is defective or otherwise does not conform to the Product Warranties, Supplier shall promptly notify Humacyte and any Ordering Entity (other than Humacyte) in writing, shall provide replacement Product therefor to the Ordering Entity as soon as reasonably practicable (and in any case within [***]), and, subject to Section 7.5, shall reimburse Humacyte and any Ordering Entity (other than Humacyte) for all costs and expenses reasonably arising from the non-conforming Product, including replacing Finished Humacyte Products.

3.3. Rejection. The Ordering Entity shall have [***] following its receipt of a shipment of Product (or within [***] after discovery of any nonconformity that could not reasonably have been detected by a customary inspection on delivery, but in no event later than [***] following receipt of a shipment of Product) to reject in good faith such Product on the grounds that all or part of the shipment fails to conform to the Product Warranties, which rejection shall be accomplished by (a) giving written notice to Supplier specifying the manner in which such shipment fails to meet the foregoing requirements, upon which notice Supplier will issue an RMA number, and (b) returning such Product to Supplier (the date of the later of such notice or return, the “Rejection Date”). Supplier will pay the transportation costs associated with Product returned to Supplier if an RMA number is issued. For clarity, Product rejected by Meissner on Humacyte’s behalf will be deemed to have been rejected by Humacyte, and Humacyte hereby authorizes Supplier to work with Meissner to resolve any issues related to rejection of Product.

3.4. Resolution of Disputes. Within [***] of receipt of rejected Product, Supplier shall perform an investigation of the returned Product to assess conformance with the Product Warranties and provide Humacyte and any Ordering Entity (other than Humacyte) with a written report of its findings. If Supplier determines, in good faith and in its reasonable discretion, that the returned Product did not meet the Product Warranties at the time they were shipped, then, subject to the other provisions of this Agreement, the Parties and any Ordering Entity (other than Humacyte) shall meet to determine, in good faith, the timing and manner of the replacement or repair of such Product. If Supplier determines, in good faith and in its reasonable discretion, that the rejected Product did meet the Product Warranties when shipped, and the Ordering Entity does not dispute this determination, then Supplier shall be entitled to bill the Ordering Entity for its costs associated with such investigation (including both direct internal costs and out-of-pocket expenses, if any). Without limiting the foregoing, Humacyte and Supplier shall discuss in good faith mutually acceptable testing procedures pursuant to which both the Ordering Entity and Supplier will re-test a sample of disputed Product.

3.5. Recourse to Laboratory. Notwithstanding the foregoing, in the event the Ordering Entity and Supplier are unable to resolve any disagreement with respect to Product rejected by the Ordering Entity within [***] of the Rejection Date, either Supplier or the Ordering Entity may submit a sample of the allegedly non-conforming Product for tests and a determination as to whether or not such Product conforms to the Product Warranties to [***] (the “Laboratory”), the appointment of which shall not be unreasonably withheld or delayed by either Party. The determination of the Laboratory shall be final and binding upon the Parties and any applicable Ordering Entity (other than Humacyte). The fees and expenses of the Laboratory making such determination shall be borne by [***].

3.6. Returns and Settlement of Claims. Supplier shall use its best efforts to replace Product rejected by the Ordering Entity within [***], but no later than [***] from the date Supplier determines that the returned Product did not meet the Product Warranties at the time they were shipped or the date the Laboratory determines the Product was properly rejected (the “Confirmed Rejection Date”). A credit will be issued if the rejected Product cannot be replaced in [***].

ARTICLE 4.

REGULATORY MATTERS; RECORDS

4.1. Regulatory Inspections. Supplier shall permit any Regulatory Authority with authority over any aspect of the manufacturing, testing, processing, marketing, sale or other exploitation of Products or HAVGs to conduct inspections of the Facility as it may request with respect to any Product, and shall cooperate with such Regulatory Authority with respect to such inspections and any related matters. Supplier shall, unless impermissible under applicable law, (i) give Humacyte prior written notice of any such inspections promptly (and in no event more than [***]) after learning of any such proposed inspection and immediately by telephone after learning of any unannounced inspection, and (ii) keep Humacyte informed of the results and conclusions of each such inspection, including actions taken by Supplier to remedy conditions cited in such inspections. In addition, Supplier shall allow Humacyte or its representative to be present at such inspections, subject to appropriate restrictions on Confidential Information, and, in each case (i) and (ii), shall provide Humacyte with a reasonable opportunity to review and comment on Supplier’s draft responses to any Regulatory Authority with respect to any inspection prior to Supplier’s issuance of such response and Supplier shall consider in good faith any comments or suggestions from Humacyte that are received prior to the time Supplier is required to respond to the applicable Regulatory Authority.

4.2. Regulatory Communication. Supplier shall promptly provide Humacyte with copies of any requests, directives and other correspondence between Supplier and a Regulatory Authority relating to (i) Supplier’s manufacture, testing, processing, marketing, sale, or other exploitation of any Product, or (ii) any facility at which a Product is manufactured or processed to the extent pertinent to any Product and shall, in each case (i) and (ii), provide Humacyte with a reasonable opportunity to review and comment on Supplier’s draft communication to any Regulatory Authority to the extent related to the Product, prior to Supplier’s submission of such communication and Supplier shall consider in good faith any comments or suggestions from Humacyte that are received prior to the time Supplier is required to submit such communication to the applicable Regulatory Authority.

4.3. Regulatory Cooperation. Supplier shall, subject to appropriate restrictions on Confidential Information and intellectual property, promptly provide to Humacyte, as reasonably requested, all information and data in Supplier’s possession or control necessary or useful for Humacyte (or its designees) solely to apply for, obtain and maintain regulatory certificates, approvals, clearances, licenses, authorizations or registrations to distribute, market or otherwise commercialize Products (or Finished Humacyte Products) in any country, including information relating to the Facility, or the process, methodology, raw materials and intermediates used in the manufacture, testing, processing or packaging of any Product, or required or requested to be provided to a Regulatory Authority. In addition, Supplier shall cooperate with Humacyte (or its designees) with respect to obligations to submit or report information relevant to any Product pursuant to regulations and other applicable law. [***], Humacyte [***].

4.4. Maintenance of Facility. Except as otherwise approved in writing by Humacyte, Supplier shall manufacture Product exclusively at the Facility.

4.5. Licenses; Registrations; Regulatory Authority Approvals. Supplier shall ensure that any and all licenses, registrations, permits, authorizations, clearances, certificates and approvals required by applicable law have been obtained in connection with the Facility and the equipment used in connection with the manufacture and supply of Product by Supplier.

4.6. Maintenance. Supplier shall maintain the Facility and all equipment, including Equipment (subject to Section 2.2.7), in a state of repair and operating efficiency consistent with the requirements of the Manufacturing Standards, the Specifications, the Quality Agreement, any Regulatory Authority approval, certificate, registration, clearance, license or authorization for Product, and all applicable law.

4.7. Arrangements for Holding Product and Materials. Supplier shall maintain in the Facility adequate and segregated holding accommodations for Product and materials used in manufacturing Product in accordance with the Manufacturing Standards, the Specifications, the Quality Agreement, any Regulatory Authority approval, certificate, registration, clearance, license or authorization for Product, and all applicable law. Supplier shall only use disposal services or sites that have appropriate environmental permits and are in compliance with applicable law.

4.8. Recall. If Supplier reasonably believes a recall may be necessary with respect to any Product provided under this Agreement (or any Finished Humacyte Products into which such Product may have been incorporated), Supplier shall immediately notify Humacyte and any applicable Ordering Entity (other than Humacyte) in writing. As between the Parties, Humacyte or its designee shall make all decisions regarding, and in all events shall have sole authority for, conducting any recalls with respect to any Product (or any Finished Humacyte Product). Supplier shall provide assistance to Humacyte (or its designee) and any applicable Ordering Entity (other than Humacyte), as reasonably requested, in conducting such recall, including providing all pertinent records that may assist in effecting such recall. To the extent a recall arises out of or results from: (a) the gross negligence or willful misconduct of Supplier; or (b) a breach by Supplier of this Agreement (including a breach of any of the representations or warranties in Article 7), subject to Section 7.5, Supplier shall reimburse Humacyte and any applicable Ordering Entity (other than Humacyte) for costs and expenses incurred by or on behalf of Humacyte or any applicable Ordering Entity (other than Humacyte) with respect to such recall.

4.9. Access. Humacyte or its designee or any applicable Ordering Entity (other than Humacyte) shall have access, upon advance written notice to Supplier, to records and documentation of the manufacture, testing, processing, storage, and shipment of Product solely for purposes of assessment of regulatory compliance and compliance with this Agreement and the Quality Agreement. Upon reasonable notice given by Humacyte to Supplier and at reasonable frequency, Humacyte shall have the right to assign a reasonable number of employees or consultants of Humacyte or any Ordering Entity (other than Humacyte) to inspect and audit the Facility in order to verify such compliance, provided, however that (a) such employees or consultants shall not unreasonably interfere with other activities being carried out at the Facility and (b) such employees or consultants shall observe all rules and regulations applicable to visitors and to individuals employed at the Facility to the extent communicated to Humacyte prior to the date of such inspection or audit. All such inspections or audits will be subject to reasonable restrictions on Confidential Information of Supplier or Supplier’s other customers.

4.10. Record Keeping. Supplier shall generate and maintain complete and accurate books and records with respect to Product as necessary to evidence compliance with this Agreement, the Quality Agreement and all Manufacturing Standards for the greater of [***] and such longer period as required by applicable law. Supplier shall notify Humacyte at least [***] before the date on which Supplier intends to destroy any such records (such notification, a “Destruction Notice”). Humacyte shall have the right to require that Supplier deliver such records to Humacyte by so notifying Supplier within [***] after receipt of the applicable Destruction Notice. Humacyte shall reimburse Supplier for its reasonable and documented out-of-pocket shipping costs incurred pursuant to this Section 4.10 within [***] after receipt of documentation reasonably acceptable to Humacyte with respect thereto.

ARTICLE 5.

TERM AND TERMINATION

5.1. Term. The term of this Agreement shall commence on the Effective Date and, unless terminated earlier in accordance with this Article 5, continue in full force for a period of three (3) years. Thereafter, this Agreement shall automatically renew for additional one (1) year periods unless terminated sooner in accordance with the terms of this Agreement or unless a Party provides notice of non-renewal at least one hundred twenty (120) days prior to the end of the then-current term.

5.2. Breach. This Agreement may be terminated immediately by either Party upon notice to the other Party if the other Party breaches any material term or condition of this Agreement and fails to remedy the breach within sixty (60) days after being given written notice thereof.

5.3. Convenience. Humacyte may terminate this Agreement upon one hundred eighty (180) days’ prior written notice to Supplier and Supplier may terminate this Agreement upon three hundred sixty-five (365) days’ prior written notice to Humacyte.

5.4. Effects of Termination.

5.4.1. In the case of a termination by either Party pursuant to Section 5.3, Supplier’s obligations hereunder to manufacture and deliver Product ordered by Humacyte, and, subject to Section 2.2.5, Humacyte’s obligation to purchase Product, in each case in respect of the first [***] of the then-current Forecast and in any Purchase Order issued prior to the effective date of such termination, shall survive. With respect to any Product that Supplier produces after either Party has provided the other Party notice of such termination, (a) promptly after the provision or receipt of such notice, as applicable, Supplier shall provide Humacyte an accounting of the quantities of raw materials for the manufacture of Product necessary to satisfy the next [***] of Forecast from the date of termination notice that Supplier has in inventory, (b) the Parties shall agree in good faith the quantity of additional raw materials, if any, that Supplier will need to purchase to fulfill its supply obligations under this Section 5.4 , and (c) if any such raw materials are not used in Product supplied by Supplier to Humacyte under this Section 5.4 , then Supplier shall promptly deliver such raw materials to Humacyte and Humacyte shall reimburse Supplier for the acquisition costs of such raw materials without markup within 30 (thirty) days after receipt of an invoice with respect thereto.

5.4.2. In the case of a termination by either Party pursuant to Section 5.2, Supplier’s obligations hereunder to manufacture and deliver Product ordered by Ordering Entities, and, subject to Section 2.2.5, the Ordering Entities’ obligation to purchase Product, in each case in respect of the [***] of the then-current Forecast and in any Purchase Order issued prior to the effective date of such termination, may survive by the mutual agreement of the Parties. With respect to any Product that Supplier produces after a Party has provided the other Party notice of such termination, (a) promptly after the provision or receipt of such notice, as applicable, Supplier shall provide Humacyte an accounting of the quantities of raw materials for the manufacture of Product that Supplier has in inventory, (b) the Parties shall agree in good faith the quantity of additional raw materials, if any, that Supplier will need to purchase to fulfill its supply obligations under this Section 5.4.2, and (c) if any such raw materials are not used in Product supplied by Supplier to Humacyte under this Section 5.4.2, then Supplier shall promptly deliver such raw materials to Humacyte and Humacyte shall reimburse Supplier for the acquisition costs of such raw materials without markup within 30 (thirty) days after receipt of an invoice with respect thereto.

5.5. Survival. It is understood that termination or expiration of this Agreement shall not relieve a Party from any liability which, at the time of such termination or expiration, has already accrued. The provisions of Articles 1, 3, 4, 6, 8, and 9 and Sections 2.2.7, 2.7, 5.4, 7.2, 7.3, 7.4, 7.5 and this Section 5.5 shall survive the termination of this Agreement for any reason. Except as otherwise expressly provided in this Article 5, all other rights and obligations of the Parties shall terminate.

ARTICLE 6.

CONFIDENTIALITY; INTELLECTUAL PROPERTY

6.1. Obligation. Each Receiving Party covenants and agrees that during the term of this Agreement and for a period of [***] thereafter:

6.1.1. It will hold all Confidential Information of the Disclosing Party in trust and in the strictest confidence and protect it in accordance with a standard of care that shall be no less than the care it uses to protect its own information of like importance but in no event with less than reasonable care.

6.1.2. It will not use any Confidential Information of the Disclosing Party or of any third party provided by the Disclosing Party for any purpose other than the sole purpose of performing its obligations or exercising its rights under this Agreement.

6.1.3. It will not disclose, or permit any unauthorized person access to, any Confidential Information of the Disclosing Party or of any third party provided by the Disclosing Party for any purpose other than the sole purpose of performing its obligations or exercising its rights under this Agreement. Existing confidentiality notices or designations will be reproduced on all copies of any Confidential Information exchanged between the Parties or disclosed hereunder. For clarity, Humacyte shall not have the right to utilize or disclose any Confidential Information or proprietary manufacturing processes of Supplier in connection with its internal manufacture of Product or utilization of any other source of Product from a third party.

6.1.4. It will only disclose Confidential Information of the Disclosing Party or of any third party provided by the Disclosing Party to its directors, officers, employees, consultants and agents (“Representatives”) who (a) have a need to know the Confidential Information in connection with performance of the Receiving Party’s obligations or the exercise of its rights under this Agreement, and (b) are informed, directed and obligated by the Receiving Party to treat such Confidential Information in accordance with the obligations of this Agreement. Receiving Party shall be liable for any breach of an obligation hereunder by any of its Representatives.

6.1.5. All Confidential Information, including all tangible embodiments, copies, reproductions and summaries thereof, and any other information and materials provided by the Disclosing Party to the Receiving Party shall remain the sole and exclusive property of the Disclosing Party.

6.1.6. It shall immediately report to the Disclosing Party any attempt by the Receiving Party’s employees or any other person of which the Receiving Party has knowledge to use or disclose any portion of the Confidential Information without authorization from the Disclosing Party, and shall cooperate with the Disclosing Party in every reasonable way to help the Disclosing Party regain possession of the Confidential Information and prevent its further unauthorized use or disclosure.

6.1.7. It will not reverse engineer any technology disclosed to the Receiving Party.

6.2. Exceptions. The obligations of confidentiality imposed by Sections 6.1 or 6.3 shall not prevent the Receiving Party from disclosing any Confidential Information of the Disclosing Party (a) as and to the extent required by the order of any court or other governmental authority or Regulatory Authority of competent jurisdiction; provided that the Receiving Party shall, to the extent permitted by applicable law, use reasonable efforts to notify the Disclosing Party of such proposed disclosure in such a manner and on such a schedule as will afford the Disclosing Party a reasonable opportunity to seek a protective order or similar restriction on disclosure of the Disclosing Party’s Confidential Information proposed to be disclosed by the Receiving Party, (b) as required by applicable law or the rules of a stock exchange on which the Receiving Party’s securities are listed (or to which an application for listing has been submitted) to make a disclosure that describes or refers to the terms and conditions of this Agreement or any related agreements between the Parties, (c) to the extent that such disclosure is made to Regulatory Authorities as deemed reasonably necessary by the Receiving Party in connection with any filing, application, or request for regulatory approval, response to any requests or inquiries from a Regulatory Authority, or other communication with a Regulatory Authority, (d) to prospective acquirers, lenders, investors, collaboration partners, and (sub)licensees that agree to be bound by non-use and non-disclosure obligations at least as restrictive as those contained herein in respect of such Confidential Information.

6.3. Publicity. This Agreement is delivered upon the express condition that neither Party will make any disclosures about the existence, contents, or subject matter of this Agreement or cause to be publicized in any manner whatsoever by way of interviews, responses to questions or inquiries, press releases or otherwise, any aspect or proposed aspect of a transaction between the Parties without prior notice to and approval of the other Party, except as may otherwise be required by law.

6.4. Return of Confidential Information. Upon the request of the Disclosing Party, the Receiving Party shall either (i) deliver to the Disclosing Party all memoranda, notes, records, tapes, documentation, disks, manuals, files originals, copies, reproductions and summaries (in any form or format, including copies resident in long or short-term computer storage devices) of, concerning or containing Confidential Information of the Disclosing Party that are in the Receiving Party’s possession, whether made or compiled by the Receiving Party or furnished to the Receiving Party by the Disclosing Party, or (ii) with the written permission of Disclosing Party, such permission not to be unreasonably withheld, effect the destruction of all of the same and certify such destruction in writing to the Disclosing Party, provided, however, that the Receiving Party may retain one set of materials for archival purposes only.

6.5. Pre-Existing and Non-Area Intellectual Property. Each Party acknowledges that the other Party owns or controls certain technology, inventions, know-how or other intellectual property pertaining to methods of manufacture, processes and manners of producing, or otherwise related to, the Products, and that neither Party obtains any rights to any such technology, inventions, know-how or other intellectual property of the other Party under this Agreement. [***]

6.6. Developed Area Intellectual Property. [***]

ARTICLE 7.

REPRESENTATIONS AND WARRANTIES

7.1. General. Each Party represents and warrants that: (i) it is duly formed and in good standing under the laws of the jurisdiction of its formation; (ii) it has full power to enter into this Agreement and to perform its obligations hereunder; (iii) it has obtained all necessary corporate or regulatory approvals to enter into and execute this Agreement; (iv) [***]; (v) it shall fully comply with the requirements of any and all applicable federal, state, local, and foreign laws, regulations, rules, and orders of any governmental body [***], and (vi) to the best of its knowledge, the performance of its obligations under this Agreement [***].

7.2. Product Warranties. Supplier represents and warrants that, [***] (i) such Product shall conform with the Specifications and the certificate of analysis therefor provided pursuant to Section 3.2; (ii) such Product shall have been manufactured in conformance with the Manufacturing Standards, all applicable law, this Agreement and the Quality Agreement; (iii) title to such Product will pass to the Ordering Entity, free and clear of any security interest, lien or other encumbrance; (iv) such Product will have been manufactured in facilities that are in compliance with all applicable law at the time of such manufacture (including applicable inspection requirements of any Regulatory Authority); (v) Supplier will use reasonable commercial efforts to ensure that such Product shall have a minimum shelf life of at least [***] if the parameters governing such requirement are included in the Specifications for a Product; (vi) such Product shall not be adulterated or misbranded under the FFDCA or any similar provisions of the applicable laws of any country other than the United States (collectively ((i)-(vi)), the “Product Warranties”).

7.3. Additional Representation and Warranties. Each Party represents, warrants and covenants to the other Party that (a) neither it nor any of its affiliates has been debarred or is subject to debarment pursuant to Section 306 of the FFDCA or analogous provisions of applicable law outside the United States or listed on any Excluded List, and (b) neither it nor any of its affiliates will use in any capacity, in connection with the services to be performed under this Agreement, any person or entity who has been debarred pursuant to Section 306 of the FFDCA or analogous provisions of applicable law outside the United States, or who is the subject of a conviction described in such Section 306 of the FFDCA or analogous provisions of applicable law outside the United States, or listed on any Excluded List. Each Party shall inform the other Party in writing immediately if it or any person or entity who is performing services hereunder is debarred or is the subject of a conviction described in Section 306 of the FFDCA or analogous provisions of applicable law outside the United States or listed on any Excluded List, or if any action, suit, claim, investigation or legal or administrative proceeding is pending or, to the best of such Party’s knowledge, is threatened, relating to the debarment or conviction described in Section 306 of the FFDCA or analogous provisions of applicable law outside the United States, or listing on any Excluded List, of the applicable Party or any person or entity performing services hereunder.

7.4. DISCLAIMER OF OTHER WARRANTIES. THE FOREGOING REPRESENTATIONS AND WARRANTIES SET FORTH IN ARTICLE 7 ARE IN LIEU OF ANY AND ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, OF ANY NATURE, WITH RESPECT TO THE PRODUCTS OR THE MANUFACTURE THEREOF, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR ANY IMPLIED NON-INFRINGEMENT OF INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.

7.5. LIMITATION ON DAMAGES. EXCEPT WITH RESPECT TO THE GROSS NEGLIGENCE, INTENTIONAL MISCONDUCT OR FRAUD OF A PARTY, AND EXCEPT PURSUANT TO SECTIONS 8.1 OR 8.2, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY IN CONNECTION WITH THIS AGREEMENT FOR ANY INCIDENTAL, INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, REGARDLESS OF THE NATURE OF THE CLAIM, INCLUDING LOST PROFITS, COSTS OF DELAY, ANY FAILURE OF DELIVERY, BUSINESS INTERRUPTION, OR COSTS OF LOST OR DAMAGED DATA OR DOCUMENTATION EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES; PROVIDED, HOWEVER, THAT THIS LIMITATION IS NOT INTENDED TO, NOR SHALL IT, EXCLUDE ACTUAL OR COMPENSATORY DAMAGES OF THE AFFECTED PARTY, INCLUDING INCIDENTAL, INDIRECT, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OWED TO THIRD PARTIES AS A RESULT OF A THIRD PARTY CLAIM. NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, IN ORDER FOR [***].

ARTICLE 8.

INDEMNIFICATION

8.1. Humacyte. Humacyte shall indemnify, defend and hold harmless Supplier, and its affiliates and agents, and its and their respective directors, officers, employees, agents, successors, and assigns (collectively, the “Supplier Indemnitees”) from and against any losses, damages, liabilities, expenses, or costs (including reasonable attorneys’ fees and court costs) (collectively, “Losses”) arising out of any claim, complaint, suit, proceeding, or cause of action against any of them by a third party (each, a “Third Party Claim”) to the extent resulting from:

(i) the promotion, distribution, sale, handling, possession, or use of the Products (or Finished Humacyte Products) by or on behalf of Humacyte or by or on behalf of Humacyte’s licensees or distributors; (ii) the negligent or intentionally wrongful acts or omissions of any Humacyte Indemnitee or any Humacyte licensee or distributor; (iii) any infringement or claimed infringement of a third party’s intellectual property rights by the manufacture or supply of the Products hereunder to the extent related [***] or by the Specifications or other written instructions provided by Humacyte; or (iv) any breach by Humacyte of this Agreement, including any of its representations and warranties under Article 7, or the Quality Agreement, in each case subject to the requirements set forth in Section 8.3, except, in each case, for any such Losses for which Supplier has an obligation to indemnify the Humacyte Indemnitees pursuant to Section 8.2, as to which Losses each Party shall indemnify the Humacyte Indemnitees or Supplier Indemnitees, as applicable, for the applicable Losses to the extent of its responsibility, relative to the other Party, under this Article 8, for the facts underlying such Losses. For clarity, Meissner will be considered an agent of Humacyte under this Agreement.

8.2. Supplier. Supplier shall indemnify, defend and hold harmless Humacyte and Operating Entities (other than Humacyte) and its and their affiliates and agents, and its and their respective directors, officers, employees, agents, successors and assigns (collectively, the “Humacyte Indemnitees”) from and against all Losses arising out of any Third Party Claim to the extent resulting from (i) the negligent or intentionally wrongful acts or omissions of any Supplier Indemnitee; (ii) any breach by Supplier of this Agreement, including any of its representations and warranties under Article 7, or the Quality Agreement or (iii) any infringement or claimed infringement of a third party’s intellectual property rights by the manufacture or supply of the Products hereunder to the extent related to any manufacturing process that Supplier owns or controls, in each case subject to the requirements set forth in Section 8.3 below, except, in each case, for any such Losses for which Humacyte has an obligation to indemnify the Supplier Indemnitees pursuant to Section 8.1, as to which Losses each Party shall indemnify the Humacyte Indemnitees or Supplier Indemnitees, as applicable, for the applicable Losses to the extent of its responsibility, relative to the other Party, under this Article 8, for the facts underlying such Losses.

8.3. Indemnification Procedure.

8.3.1. Notice of Claim. All indemnification claims in respect of a Humacyte Indemnitee or a Supplier Indemnitee shall be made solely by Humacyte or Supplier, as applicable (each of Humacyte or Supplier in such capacity, the “Indemnified Party”). The Indemnified Party shall give the Party from whom indemnity is being sought (the “Indemnifying Party”) prompt written notice (an “Indemnification Claim Notice”) of any claim of Loss or discovery of facts upon which such Indemnified Party intends to base a request for indemnification under Section 8.1 or Section 8.2. Each Indemnification Claim Notice shall contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss are known at such time). The Indemnified Party shall furnish promptly to the Indemnifying Party copies of all papers and official documents received in respect of any Losses; provided that the Indemnified Party shall not be required to disclose legally privileged information unless and until reasonable procedures are in place to protect such privilege. A failure by the Indemnified Party to give an Indemnification Claim Notice as required by this Section 8.3.1 shall not limit the obligation of the Indemnifying Party under this Article 8, except to the extent such Indemnifying Party is actually prejudiced thereby.

8.3.2. Procedures. The obligations of an Indemnifying Party under this Article 8 shall be governed by and be contingent upon the following additional terms and conditions:

(a) Control of Defense. At its option, the Indemnifying Party may assume the defense of any Third Party Claim by giving written notice to the Indemnified Party within [***] after the Indemnifying Party’s receipt of an Indemnification Claim Notice with respect thereto; provided that the Indemnifying Party acknowledges in writing that the Losses resulting from such Third Party Claim are within the scope of indemnified Losses subject to Section 8.1, in the case of Humacyte as the Indemnifying Party, or Section 8.2, in the case of Supplier as the Indemnifying Party; provided, further, that the Indemnifying Party shall not be entitled to (i) assume the defense, appeal or settlement of any Third Party Claim that (A) relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation; or (B) seeks any injunction or equitable relief against any Humacyte Indemnitee or Supplier Indemnitee, as applicable; or (ii) maintain control of the defense, appeal or settlement of any Third Party Claim if the Indemnifying Party has failed or is failing to defend in good faith the Third Party Claim. Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel selected by the Indemnifying Party that is reasonably acceptable to the Indemnified Party. In the event the Indemnifying Party assumes the defense of a Third Party Claim, to the extent legally permissible the Indemnified Party shall promptly deliver to the Indemnifying Party all original notices and documents (including court papers) received by any Humacyte Indemnitee or Supplier Indemnitee, as applicable, in connection with such Third Party Claim. Subject to Section 8.3.2(b), if the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnifying Party shall not be liable to the Indemnified Party for any legal expenses subsequently incurred by such Indemnified Party or Humacyte Indemnitee or Supplier Indemnitee, as applicable, in connection with the analysis, defense or settlement of the Third Party Claim.

(b) Right to Participate in Defense. If, with respect to a Third Party Claim, the Indemnifying Party has assumed the defense and employed counsel in accordance with Section 8.3.2(a), the Indemnified Party shall be entitled to participate in, but not control, the defense of such Third Party Claim and to employ counsel of its choice for such purpose at its sole cost and expense; provided, however, that the Indemnifying Party shall pay the fees and expenses of such separate counsel (i) incurred by the Indemnified Party prior to the date the Indemnifying Party assumed control of the defense of such Third Party Claim, (ii) if the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (iii) (A) if the Indemnifying Party is not entitled to assume or maintain control of the defense pursuant to Section 8.3.2(a) or (B) if the interests of the Indemnified Party and Humacyte Indemnitee or Supplier Indemnitee, as applicable, on the one hand, and the Indemnifying Party, on the other hand, with respect to such Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both Parties under applicable law, ethical rules or equitable principles, in which case ((A) and (B)), the Indemnified Party shall have the right to control the defense.

(c) Settlement. Where the Indemnifying Party has assumed the defense of a Third Party Claim in accordance with Section 8.3.2(a), with respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim that will not result in the Indemnified Party’s or any Humacyte Indemnitee’s or Supplier Indemnitee’s, as applicable, becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnified Party or any Humacyte Indemnitee or Supplier Indemnitee, as applicable, in any manner, the Indemnifying Party shall have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the Indemnifying Party, in its sole discretion, shall deem appropriate. With respect to all other Losses in connection with Third Party Claims, where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 8.3.2(a), the Indemnifying Party shall have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss; provided that it obtains the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnified Party nor any Humacyte Indemnitee or Supplier Indemnitee, as applicable, shall admit any liability with respect to, or settle, compromise or dispose of, any Third Party Claim without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed), except for Third Party Claims that the Indemnifying Party is not entitled to assume or maintain control of the defense pursuant to Section 8.3.2(a)(i)(A) or 8.3.2(a)(i)(B), in which case the consent of the Indemnifying Party shall not be required; provided, that the Indemnifying Party shall not be liable for any settlement or other disposition of a Loss by an Indemnified Party or any Humacyte Indemnitee or Supplier Indemnitee, as applicable, that is reached without the prior written consent of the Indemnifying Party (which consent shall not be unreasonably withheld, conditioned or delayed).

(d) Cooperation. Each Party and each Humacyte Indemnitee or Supplier Indemnitee, as applicable, shall cooperate in the defense or prosecution of any Third Party Claim and shall furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation shall include access during normal business hours afforded to each Party to, and reasonable retention by the Humacyte Indemnitee or Supplier Indemnitee, as applicable, of, records and information that are reasonably relevant to such Third Party Claim, and making employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder; provided that the Indemnified Party shall not be required to disclose legally privileged information unless and until reasonable procedures are in place to protect such privilege.

(e) Expenses. The reasonable and verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any Third Party Claim shall be reimbursed on a monthly basis in arrears by the Indemnifying Party.

8.4. Insurance. Each Party shall during the term of this Agreement and for [***] after termination or expiration of this Agreement maintain (i) general liability insurance coverage of at least [***] dollars ($[***]), and (ii) product liability insurance coverage of at least (a) in the case of Humacyte, [***] dollars ($[***]) and (b) in the case of Supplier, [***] dollars ($[***]), in each category providing protection against any and all claims, demands, and causes of action arising out of any defects, alleged or otherwise, of Products or their use, design, labeling or manufacture or any material incorporated in Products or other obligation under this Agreement. Proof of such insurance shall be provided to the other Party upon reasonable request.

ARTICLE 9.

GENERAL

9.1. Assignment. Each Party agrees that its rights and obligations under this Agreement may not be assigned or otherwise transferred to a third party without the prior written consent of the other Party. Notwithstanding the foregoing, either Party may transfer or assign its rights and obligations under this Agreement without consent to (a) any entity that, directly or indirectly through one or more entities, controls or is controlled by, or is under common control with, such Party, or (b) a successor to all or substantially all of its business or assets relating to this Agreement whether by sale (asset or stock), merger, operation of law, or otherwise; provided that such assignee or transferee has agreed to be bound by the terms and conditions of this Agreement. As used herein, “controls,” “control” and “controlled” means the possession, direct or indirect, of the power to direct the management and policies of an entity, whether through the ownership of voting interests of such entity, through contract or otherwise. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties, their successors, and assigns.

9.2. Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, including its statutes of limitation, without regard to any conflicts of law provisions that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction. The state or federal courts having jurisdiction over Delaware shall have exclusive jurisdiction over all matters arising out of or pertaining to this Agreement. EACH OF THE PARTIES EXPRESSLY ACKNOWLEDGES AND AGREES THAT BY THIS PROVISION EACH IS

WAIVING AND RELINQUISHING ITS RESPECTIVE RIGHT TO A JURY TRIAL IN ANY AND ALL DISPUTES BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT.

9.3. Force Majeure. Neither Party shall be liable for any failure to perform, or for any delay in performing, any of its obligations hereunder if and to the extent that the failure or delay is caused by Force Majeure, and the time for performance of the obligation, the performance of which is affected by Force Majeure, shall be extended accordingly; provided that such extension shall be no longer than is reasonably necessary. The Party claiming to be prevented or delayed in the performance of its obligations under this Agreement by reason of Force Majeure shall notify the other Party of the Force Majeure within ten (10) days of its occurrence and shall use reasonable efforts to bring the Force Majeure event to a close or to find a solution by which this Agreement may be performed despite the continuance of the Force Majeure event as promptly as practical. For purposes of this Agreement, “Force Majeure” means any act, event or circumstance which is beyond the reasonable control of the Party and which results in or causes the failure of that Party to perform any of its obligations under this Agreement which may include acts of God, war or threat of war, terrorist act, riot, sabotage, act of vandalism, lightning, fire, storm, flood or earthquake.

9.4. Disputes. Subject to Section 3.5, if the Parties are unable to resolve any dispute or other matter arising out of or in connection with this Agreement, either Party may, by written notice to the other, have such dispute referred to the Chief Executive Officers of the Parties (or their designees) to attempt to resolve the dispute or matter by good faith negotiations within [***] after such notice is received. In such event, each Party shall cause its Chief Executive Officers to meet (face-to-face or by teleconference) and be available to attempt to resolve such dispute or matter. Any final decision mutually agreed to in writing by the Chief Executive Officers shall be conclusive and binding on the Parties. If at the end of such [***] period the dispute remains unresolved, the Parties may seek relief for such dispute using any appropriate judicial mechanism which may be available, subject to Section 9.2 (Governing Law). The provisions of this Section 9.4 will not restrict in any way the Parties’ rights to seek preliminary injunctive or other equitable relief from any court having jurisdiction.

9.5. Notices. All notices hereunder shall be in writing, delivered personally, by certified or registered mail, return receipt requested, by overnight courier, or by facsimile [***] and shall be deemed to have been duly given when delivered personally or two (2) business days after the date when deposited in certified or registered mail, postage prepaid, or deposited with an overnight courier, or the next business day after the date when sent by facsimile or electronic transmission, with proof of receipt, addressed as follows:

If to Humacyte:

Humacyte, Inc.

2525 East North Carolina Highway 54
Durham, North Carolina 27713-2201
Attention: Chief Financial Officer
Fax Number: [***]

Email: [***]

If to Supplier:

Confluent Medical Technologies, Inc.
47533 Westinghouse Drive

Fremont, CA 94539

Attention: Doug Hutchison, Chief Commercial Officer
Telephone: [***]

With a copy to:

Confluent Medical Technologies, Inc.
47533 Westinghouse Drive

Fremont, CA 94539
Attention: General Counsel

9.6. Headings, Construction. Headings included herein are for convenience only, do not form a part of this Agreement, and shall not be used in any way to construe or interpret this Agreement. Unless the context of this Agreement otherwise requires: (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (iv) the terms “Article,” “Section,” “Exhibit” or “clause” refer to the specified Article, Section, Exhibit or clause of this Agreement; (v) the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”; (vi) the term “including” or “includes” means “including without limitation” or “includes without limitation”; and (vii) references to any agreement, instrument or other document in this Agreement refer to such agreement, instrument or other document as originally executed or, if subsequently amended, replaced or supplemented from time to time, as so amended, replaced or supplemented and in effect at the relevant time of reference thereto. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless business days are specified. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction shall be applied against either Party.

9.7. Non-Waiver. Any waiver of the terms and conditions hereof must be explicitly in writing. The waiver by either Party of any breach of any provision hereof by the other shall not be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

9.8. Severability. Should any section, or portion thereof, of this Agreement be held invalid by reason of any law, statute, or regulation existing now or in the future in any jurisdiction by any court of competent authority or by a legally enforceable directive of any governmental body, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected, such section or portion thereof shall be validly reformed so as to approximate the intent of the Parties as nearly as possible and, if unreformable, shall be deemed divisible and deleted with respect to such jurisdiction, but this Agreement shall not otherwise be affected.

9.9. Independent Contractors. The relationship of Humacyte and Supplier established by this Agreement is that of independent contractors. Nothing in this Agreement shall be construed to create any other relationship between Humacyte and Supplier. Neither Party shall have any right, power or authority to assume, create or incur any expense, liability or obligation, express or implied, on behalf of the other Party.

9.10. Remedies. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by applicable law or otherwise available except as expressly set forth herein.

9.11. Entire Agreement; Amendments. The terms and provisions contained in this Agreement, including the Exhibits hereto, the NDA, the Quality Agreement and the Purchase Orders issued pursuant hereto constitute the entire agreement between the Parties and shall supersede all previous communications, representations, agreements, or understandings, either oral or written, between the Parties with respect to the subject matter hereof, including that certain Supply Agreement, dated August 31, 2015, between Supplier (as successor in interest to Biomedical Structures LLC) and Humacyte (the “Prior Supply Agreement”). For clarity, the NDA is not superseded by this Agreement and shall continue in full force and effect until its expiration or termination by its terms; provided that in the event of a conflict between the terms of this Agreement and the NDA with respect to the Parties’ rights or obligations with respect to Confidential Information, the terms of this Agreement shall govern. In the event of a conflict between the Quality Agreement and this Agreement, the Quality Agreement shall govern with respect to quality terms, and this Agreement shall govern with respect to all other terms. No agreement or understanding varying or extending this Agreement shall be binding upon either Party unless set forth in a writing which specifically refers to this Agreement signed by duly authorized officers or representatives of the respective Parties, and the provisions hereof not specifically amended thereby shall remain in full force and effect.

9.12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement (and each amendment, modification and waiver in respect of it) by facsimile or other electronic transmission shall be as effective as delivery of a manually executed original counterpart of each such instrument.

9.13. No Benefit to Third Parties. Except as set forth in Section 9.14, the representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties, the Humacyte Indemnitees and the Supplier Indemnitees and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other persons or entities.

9.14. Rights and Obligations of Ordering Entities. Each Ordering Entity (other than Humacyte, including Meissner) shall be entitled to all rights of Humacyte under this Agreement in respect of the purchase of any specified Product, including the right to place Purchase Orders, and shall be bound by all of Humacyte’s obligations under this Agreement, including the obligation to pay the Price therefor, in respect of the purchase of such Product. Notwithstanding anything to the contrary herein, Humacyte may determine in its sole discretion at any time during the term that any previously designated Ordering Entity shall no longer be entitled to the rights of Humacyte under this Agreement in respect of the purchase of Product, and shall give timely notice of any such determination to Supplier. Humacyte guarantees to Supplier the prompt and full performance, as and when the same become due or performable, of all obligations and duties of any Ordering Entity in respect of the purchase of any quantities of Product that Supplier delivers at any time during the term that such Ordering Entity is entitled to the rights of Humacyte under this Agreement in respect of the purchase of Product.

[signature page follows]

[Signature Page to Supply Agreement]

IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement.

HUMACYTE, INC.		CONFLUENT MEDICAL TECHNOLOGIES, INC.

By:	/s/ Douglas Blankenship	By:	/s/ Authorized Signatory
Name:	Douglas Blankenship	Name:
Title:	Chief Financial Officer	Title:

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